UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 3, 2008

BEST ENERGY SERVICES, INC.
(Exact name of registrant specified in its charter)
Nevada	000-53260	02-0789714
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1010 Lamar Street, 12th Floor, Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone, including area code:	(713) 933-2600

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)           Effective November 3, 2008, the Board of Directors of Best Energy Services, Inc approved the Best energy services, Inc. 2008 Employee Long-Term Equity Incentive Plan (the “2008 Employee Plan”). The following is a summary of the 2008 Employee Plan. The following summary is qualified in its entirety by reference to the 2008 Employee Plan, a copy of which is attached hereto as Exhibit 10.1.

Purpose. The purpose of the 2008 Employee Plan is to employ and retain qualified and competent personnel and promote the growth and success of Best by aligning the long-term interests of Best’s key employees with those of Best’s stockholders by providing an opportunity to acquire an interest in Best and by providing both rewards for exceptional performance and long-term incentives for future contributions to the success of Best.

Administration and Eligibility. The 2008 Employee Plan will be administered by the Compensation Committee of the Board of Directors and authorizes the Board to grant non-qualified stock options, incentive stock options or issue restricted stock to those persons who are employees of Best.

Shares Reserved and Awards. The 2008 Employee Plan reserves 3,000,000 shares of Best common stock, subject to adjustment following certain events. The maximum annual award for any one employee is 200,000 shares of Best common stock. If options, as opposed to restricted stock, are awarded, the exercise share price shall be no less than 100% of the fair market value on the date of the award, unless the employee is awarded incentive stock options and at the time of the award, owns more than 10% of the voting power of all classes of stock of Best. Under this circumstance, the exercise share price shall be no less than 110% of the fair market value on the date of the award. Option terms and vesting schedules are at the discretion of the Compensation Committee.

Option Exercise. An option is exercised when proper notice of exercise has been given to Best, or the brokerage firm or firms approved by Best, if any, to facilitate exercises and sales under the 2008 Employee Plan and full cash payment for the shares with respect to which the option is exercised has been received by Best or the brokerage firm or firms, as applicable.

Stockholder Rights. Except as otherwise provided in the 2008 Employee Plan, until the issuance of the share certificates evidencing the award shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the award shares.

Transferability of Awards. An award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in exchange for consideration, except that an award may be transferred by will or by the laws of descent or distribution and may be exercised, during the lifetime of the employee, only by the employee, unless the Committee permits further transferability, on a general or specific basis, in which case the Compensation Committee may impose conditions and limitations on any permitted transferability.

Termination of Awards. Unless otherwise provided in the applicable award agreement, vested options granted under the 2008 Employee Plan shall expire and cease to be exercisable as follows:

♦	three (3) months after the date of the termination of the employee, other than in circumstances covered by the following three circumstances;

♦	immediately upon termination of the employee for misconduct;

♦	twelve (12) months after the date of the termination of the employee if such termination was by reason of disability; and

♦	twelve (12) months after the date of the death of the employee.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

10.1	Best Energy Services, Inc. 2008 Employee Long-Term Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST ENERGY SERVICES, INC.

Date:	November 6, 2008	By:	/s/ TONY BRUCE
Name: Tony Bruce Title: President